================================================================================

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:
X    Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)2))
[ ]  Definitive Information Statement



                                   ZINGO, INC.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
X     No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.      Title of each class of securities to which transaction applies:
2.      Aggregate number of securities to which transaction applies:


3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): 4. Proposed maximum aggregate value of transaction:
5.    Total fee paid:
[ ]   Fee paid previously with preliminary materials.


? Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid:
2.     Form Schedule or Registration Statement No.:
3.     Filing Party:
4.     Date Filed:

--------------------------------------------------------------------------------

Preliminary Copy dated January 23, 2006



                       SCHEDULE 14C INFORMATION STATEMENT
            Pursuant to Regulation 14C of the Securities Exchange Act
                               of 1934, as amended


                                   ZINGO, INC.
                        420 N. Nellis Blvd., Suite A3-146
                                Las Vegas, Nevada
                            Telephone: (877) 779-4646

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation to authorize a new class of 10,000,000 shares of preferred stock, par value $.001 per share, and to authorize the board of directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company currently has no commitments or plans for the issuance of any shares of Preferred Stock. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on February 17, 2006.

Our board of directors unanimously approved the amendment to our Articles of Incorporation to authorize a new class of 10,000,000 shares of preferred stock. Our Company thereafter received the written consent from a shareholder of our Company holding a majority of the outstanding shares of our common stock on January 23, 2006. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the Private Corporations Law of the State of Nevada, our Company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the amendment to authorize the new class of preferred stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on February 17, 2006, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of January 23, 2006, there were 115,000,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about February 20, 2006, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
------------------------------------------------------------------------

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our Company since January 1, 2005, being the commencement of our last completed audited financial year;
2.     any proposed nominee for election as a director of our Company; and
3.     any associate or affiliate of any of the foregoing persons.


The shareholdings of our directors and officers are set forth below in the section entitled "Principal Shareholders and Security Ownership of Management".


PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
-----------------------------------------------------------

As of the record date, there were 115,000,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our Company. Each share of our Company's common stock is entitled to one vote.

The following table sets forth, as of January 23, 2006, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

                                                         Amount and Nature of                  Percentage
Name and Address of Beneficial Owner                   Beneficial Ownership (1)                of Class(1)
Hybrid Technologies, Inc.                                     80,000,000 shares                  69.56%
5001 East Bonanza Drive
Suite 138-145
Las Vegas, NV 89110

Chen Wu                                                       10,000,000                          8.69%
#248, 811A Ryan Road
Richmond, B.C. V7A 2E4
Canada

Udaya Madanayake                                              10,000,000                          8.69%
1532 Manning Avenue
Port Coquitlam, B.C. V3B 1K5
Canada

Directors and Executive Officers as a Group                       -0-                              -0-

(1) Based on 115,000,000 shares of common stock issued and outstanding as of January 23, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


AMENDMENT TO OUR COMPANY'S ARTICLES
-----------------------------------

The board of directors of the Company on January 20, 2006, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to authorize a new class of 10,000,000 shares of preferred stock, par value $.001 per share, and to authorize the board of directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company's Certificate of Incorporation currently only permits the Company to issue shares of common stock, with limited authority to prescribe such other classes or series of stock. This, the Company believes, has limited the Company's flexibility in seeking additional working capital. The board of directors has recommended that the Certificate of Incorporation be amended to authorize a class of 10,000,000 shares of preferred stock and to allow the board of directors of the Company the widest possible flexibility in setting the terms of preferred stock that may be issued in the future. The Company will, therefore, be afforded the greatest flexibility possible in seeking additional financing, as the board of directors deems appropriate in the exercise of its reasonable business judgment. The Company currently has no commitments or plans for the issuance of any shares of preferred stock.

Under our Articles of Incorporation as amended by this amendment, the board of directors will have the right, without further stockholder approval or action, to issue up to 10,000,000 shares of preferred stock, having such rights and preferences, including voting rights, as the board of directors may determine. The ability of the Company to issue such shares of preferred stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock.

Our Company obtained shareholder approval for the amendment to authorize a new class of 10,000,000 shares of preferred stock, by written consent on January 23, 2006, from our majority shareholder holding 80,000,000, or 69.56%, of the issued and outstanding shares of our common stock. The amendment authorizing the preferred stock will not become effective until (i) at least 20 days after we deliver the Information Statement to our shareholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Nevada.

DISSENTERS' RIGHTS
------------------

Pursuant to the Private Corporations Law of the State of Nevada, shareholders of our common stock are not entitled to dissenters' rights of appraisal with respect to the authorization of the new class of preferred stock.

FINANCIAL AND OTHER INFORMATION
-------------------------------

For more detailed information on our Company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission's EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Zingo, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

February    , 2006.

ZINGO, INC.

By: /s/ Holly Roseberry
------------------------
        Holly Roseberry
 President and Director

                                   APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                          For Nevada Profit Corporation
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:                  Zingo, Inc.
2. The articles have been amended as follows: (provide article numbers, if available):

         Article IV of the corporation's articles of incorporation is amended to read in its entirety as follows:

                  Section 4.01. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000), of which Two Hundred Fifty Million (250,000,000) are common stock, having a par value each of One-tenth of One Cent ($0.001) per share, and Ten Million (10,000,000) are preferred stock, having a par value each of One-tenth of One Cent ($0.001) per share.

                  Notwithstanding the foregoing these Articles hereby vest the board of directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of stock. In addition the board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock created. All classes of stock may be issued form time to time without action by the Stockholders.


                  Authority is hereby expressly vested in the board of directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole board of directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

         (a) The number of shares constituting the series and the designation of such series;

         (b) The dividend rate on the shares of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;

         (c) Whether the shares of such series shall be subject to redemption by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;

         (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

         (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges;

         (f) The restrictions, if any, on the issue or reissue of any additional preferred stock;

         (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) The provisions as to voting, optional and/or other special rights and preferences, if any.


Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common stock with respect to the same dividend period.


If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Section 4.02. No Preemptive Rights. Unless otherwise determined by the board of directors, holders of the stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.


Section 4.03. Non-Assessability of Shares. The shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.




3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: _____%


4.    Effective date of filing (optional):
      --------------------------------------------------------------------------
                                       (must not be later than 90 days after the
                                       certificate is filed)
5.    Officer Signature (required):
      --------------------------------------------------------------------------


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.